EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Vertical Computer System, Inc. (the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2006 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date  May 22, 2006                             By:      /s/ Richard Wade
                                                        -----------------------
                                               Name:    Richard Wade
                                               Title:   Chief Executive Officer

         A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Vertical Computer Systems, Inc. and will be retained by Vertical Computer Systems, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.